Exhibit 10.11

         Wall Street
         Investor Relations Corp.
                                                             One Penn Plaza
                                                             Suite 2412
                                                             New York, NY 10119
         New York   *   Boston   *   Cleveland
                                                             212-714-2445
                                                             212-714-2524
                                                     ww.WallStreetIR.com


Under the terms of this contract, Wall Street Investor Relations Corp. ("WSIR") will provide counsel and assistance in implementing SLS International, Inc. ("SLS") investor relations program, which will include, but will not be limited to:

Develop Investment Thesis:
     o    Conduct a comprehensive analysis of company
     o    Develop Company Profile
     o    Produce a Peer Group comparison
     o    Solicit investor input to solidify investor base

Identify Target Investors:

     o Match company investment merits with investment focus portfolio managers o Contact retail sales network to promote interest
     o Establish interest with sell-side analysts who follow sector and industry Disseminate Story:
     o Pitch investment merits to portfolio managers and brokers o Distribute investor packets to potential investors
     o    Develop investor list for distribution of company developments
     o    Maintain ongoing dialog with existing and potential investors

Monitor Trading Activity:
     o    Identify trends and run technical analyses
     o    Tap network of traders to get into communication loop

Ongoing Communications:
     o    Prepare and distribute press releases
     o    Assist in Annual Report preparation
     o    Provide financial writing and editing
     o    Handle all investor inquiries
     o    Provide ongoing information source for investors
     o    Web content and website maintenance supervision
     o    Develop and schedule roadshows and presentations
     o    Manager conference calls
     o    Interact with analyst to support research coverage
     o    Solicit additional research coverage

Other Services:
     o    Crisis management
     o    Project consulting
     o    Business Plans
     o    Mergers and acquisitions and strategic consulting

The contract will cover a period of one month, commencing on July 21, 2002 and will automatically be renewed at the end of each period unless otherwise advised in writing, by either party, at least thirty days in advance of the end of the period. Our monthly consulting fee will be $8,333 of which $4,000 will be due upon receipt of invoice and $4,333 will be deferred until which time SLS has successfully completed its secondary offering not to exceed three months unless otherwise mutually agreed, after which the accrued balances will be paid in full and future monthly cash payments will cover full monthly fee.

SLS will assume the expenses a publicly traded company normally incurs as part of its investor relations program. This may include conference calls, distribution of news releases, costs of producing quarterly and annual reports, fees acquired to register for conferences, hosting broker/analyst meeting/luncheon/breakfasts. Any such expenses that WSIR might incur on your behalf will be approved by you in advance and bill directly to you by the vendor or, if billed directly to WSIR, you agree to promptly reimburse WSIR. Should WSIR travel to presentations, conferences, etc. at the request of SLS, you agree to pay these expenses in a timely manner.

As we are critically dependent on information we receive from you, your directors, officers, and employees, SLS will indemnify, hold harmless and defend WSIR, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses, (including, without limitation, advancement and reimbursement of reasonable attorney's fees) incurred by any of them in connection with or as the result of any information given to WSIR by, or as directed by, SLS or its representatives.

WSIR agrees to maintain the confidentiality of SLS's Confidential Proprietary information furnished in oral, visual, written and/or other tangible form and not disclose such information to any third party, except as authorized by SLS. The parties agree to exclude from the provisions of this confidentiality agreement information which WSIR already had in its possession without confidential limitation at the time of disclosure by SLS, information which is independently developed by WSIR without breach of this Agreement, information known or that becomes known to the general public without breach of this Agreement by WSIR; and information that is received rightfully and without confidential limitations by WSIR from a third party.


Sincerely yours,

Joseph M. Zappulla
President & Ceo


I acknowledge and accept the above services and fee requirements.

/s/ John Gott                                                 7-31-03
------------------------                                      ------------
                                                              Date
John M. Gott, CEO